UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

HANMI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 382-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Hanmi Financial Corporation (the “Company”) was held on May 27, 2015. Proxies were solicited by the Company’s management pursuant to Section 14 of the Securities Exchange Act of 1934, as amended. At the meeting, the stockholders voted on the following items:

(1)  election of directors;

(2)  approval, on an advisory and nonbinding basis, of the compensation paid to the Company’s Named Executive Officers as described in the proxy statement for the meeting; and

(3)  ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

A total of 28,886,873 shares of the Company’s common stock were represented and voted at the meeting, constituting 90.46% of the issued and outstanding shares of common stock entitled to vote at the meeting.

The final results of the stockholder votes were as follows:

(1) Nine board nominees for director were elected by a majority of votes cast for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Nominee	For	Against	Broker Non-Vote
I Joon Ahn	24,689,802	190,223	4,006,848
John J. Ahn	24,812,441	67,584	4,006,848
Christie K. Chu	24,856,380	23,645	4,006,848
John A. Hall	24,858,017	22,008	4,006,848
Paul Seon-Hong Kim	24,810,422	69,603	4,006,848
C. G. Kum	24,734,075	145,950	4,006,848
Joon Hyung Lee	24,662,334	217,691	4,006,848
Joseph K. Rho	24,719,821	160,204	4,006,848
David L. Rosenblum	24,851,318	28,707	4,006,848

(2)  The advisory vote on executive compensation received the vote of a majority of shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
24,494,927	105,909	57,226	4,006,848

(3)  The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
28,368,419	261,156	35,535	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	HANMI FINANCIAL CORPORATION

	By:	/s/ C. G. Kum
C. G. Kum
President and Chief Executive Officer